Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares China Nepstar Chain Drugstore Ltd., a Cayman Islands company, par value $0.0001 per share, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 18, 2014.

Capital Eagle Global Limited

By:	/s/ Weimin Yang
Name:	Weimin Yang
Title:	Director

Westridge International Limited

By:	/s/ Weimin Yang
Name:	Weimin Yang
Title:	Director

Loncin International Limited

By:	/s/ Jianhua Tu
Name:	Jianhua Tu
Title:	Director

Loncin Holdings Co., Ltd.

By:	/s/ Jianhua Tu
Name:	Jianhua Tu
Title:	Director

Loncin Group Co., Ltd.

By:	/s/ Jianhua Tu
Name:	Jianhua Tu
Title:	Director

Mr. Jianhua Tu

/s/ Jianhua Tu